As filed with the Securities and Exchange Commission on May 11, 2006.
                                                      Registration No. 333-87314
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------
                               THE RANK GROUP Plc
             (Exact name of Registrant as specified in its charter)


            England                                         Not Applicable
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification Number)

                                6 Connaught Place
                             London, England W2 2EZ
                                +44 20 7706-1111
   (Address and telephone number of Registrant's principal executive offices)

                  RANK GROUP 2002 EXECUTIVE SHARE OPTION SCHEME
                            (Full title of the plans)

                                   TOM CASALE
                                RANK AMERICA INC.
                              C/O RESORTS USA INC.
                                    ROUTE 209
                                BUSHKILL PA 18324
                                 +1 570-588-6661
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                            New York, New York 10022
                                +1 (212) 848 7171



================================================================================

                              EXPLANATORY STATEMENT


This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-87314 (the "Registration Statement"), is being filed to deregister certain ordinary shares of 10 pence each (the "Shares"), of The Rank Group Plc (the "Registrant") that were registered for issuance pursuant to The Rank Group 2002 Executive Share Option Scheme (the "Plan"). The Registration Statement registered 20,000,000 Shares issuable pursuant to the Plan to employees of the Registrant. In connection with the Registrant's suspension of duty to file reports under the Sections 13 and 15(d) of the U.S. Securities Exchange Act of 1934, the Registration Statement is hereby amended to deregister the remaining unissued Shares.

                                     PART II

                                   SIGNATURES

              Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, and in Bushkill, Pennsylvania, U.S.A. on May 11, 2006.




                                      THE RANK GROUP Plc


                                      By: /s/ Pamela Coles
                                          -------------------------------
                                      Name:    Pamela Coles
                                      Title:   Company Secretary


                                      By: /s/ Thomas V. Casale
                                          -----------------------
                                      Name:    Thomas V. Casale
                                      Title:   Authorized U.S. Representative